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                                                                   EXHIBIT 10.22

                             As of November 1, 1999

Good Catalog Company
c/o The Reader's Digest Association, Inc.
Reader's Digest Road
Pleasantville, New York 10570

                Re:   Loan Agreement

Gentlemen:

         This letter sets forth our agreement (the "Agreement") with respect to loans to be extended by The Reader's Digest Association, Inc. ("RDA") and Domain.com, Inc. ("Domain"; together with RDA, the "Lenders") to Good Catalog Company, a Delaware corporation ("Borrower").

         1. THE LOANS. On the terms and subject to the conditions hereof, the Lenders severally agree to make loans (each, a "Loan"; collectively, the "Loans") to Borrower in an aggregate amount not to exceed Twenty Six Million Two Hundred Fifty Thousand Dollars ($26,250,000). Loans may be borrowed at any time on or prior to November 1, 1999. The parties acknowledge that, prior to the date hereof, RDA has made loans to Borrower ("Pre-Closing Loans") in the aggregate principal amount of approximately $1,430,625. Pre-Closing Loans shall constitute Loans hereunder from their respective dates made. RDA will make a final determination within thirty (30) days after the date hereof of all Pre-Closing Loans made to Borrower and shall specify to Borrower in reasonable detail the basis for its determination. Upon Borrower's agreement as to the amount of Pre-Closing Loans advanced prior to the date hereof, any difference between the estimated amount of Pre-Closing Loans specified in this Section 1 and the actual amount of Pre-Closing Loans determined by agreement of RDA and Borrower shall be addressed as follows: (i) the Schedule to the Note (as hereinafter defined) in favor of RDA will be revised to reflect any adjustments to the amount of Pre-Closing Loans, (ii) if the actual amount of Pre-Closing Loans exceeds the estimated amount of Pre-Closing Loans set forth in this Section 1, Borrower shall immediately repay such excess amount and (iii) if the actual amount of Pre-Closing Loans is less than the estimated amount of Pre-Closing Loans set forth in this Section 1, RDA shall immediately disburse a Loan in the amount of such shortfall and shall change Borrower interest on such additional Loan only from the date of disbursement (and such additional Loan shall be so reflected on the revised Schedule to the Note in favor of RDA).

         (a) DISBURSEMENTS. The Lenders will make available on the date of execution and delivery of this Agreement, the full amount of all Loans not disbursed prior to the date hereof. Disbursements will be made by each Lender as follows: Domain shall advance a loan of $7,816,875; RDA shall advance a Loan which, when added to Loans previously outstanding on the date hereof, equals $18,433,125. Proceeds of all Loan disbursements will be deposited in the account number specified in Exhibit A hereto or, at RDA's option, RDA may advance its Loan in accordance with the provisions of the Services Agreement, dated as of September 15, 1999, between RDA and Borrower.


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         (b) INTEREST. Each Loan shall bear interest at a rate equal to the rate applicable to a three month LIBO rate loan plus 2% per annum computed on the basis of a 360-day year or, if lower, the maximum rate permitted by law.
Interest on each Loan shall be calculated from the date such loan is first advanced, including Loans advanced prior to the date hereof, and shall be payable quarterly commencing September 30, 1999.

         (c) PAYMENTS. Each Loan shall mature on November 1, 2002.

         (d) PREPAYMENTS. Borrower, may at any time or from time to time, prepay all or any portion of the outstanding Loans in minimum amounts of the lesser of $100,000 or the outstanding principal amount of the Loans, together with interest thereon accrued and unpaid to the date of prepayment without premium or penalty.

         (e) PRO RATA APPLICATION. All payments and prepayments of Loans hereunder shall be applied to repay the Loans of each Lender pro rata based on the total amount of outstanding Loans made by each Lender.

         (f) ACCELERATED MATURITY UPON AN INITIAL PUBLIC OFFERING. At the option of the Lenders, all Loans shall immediately become due upon the receipt by the Borrower of proceeds of an initial public offering of its common stock pursuant to the Securities Act of 1933, as amended.

         (g) NO REBORROWING. Loans may not be reborrowed.

         (h) NOTE. The obligation of the Borrower to repay the Loans to the Lenders shall be evidenced by promissory notes to each Lender in the form of Exhibit B-1 and Exhibit B-2 hereto (the "Notes"). Each Lender is authorized to complete the grid of the Note issued to it upon any borrowing of a Loan or payment or prepayment of the principal thereof. Such grid shall, absent manifest error, be conclusive evidence of the Loan indicated thereon and the other facts stated therein.

         (i) USE OF PROCEEDS. The proceeds of Loans will be used for the development and operation of the Company's Internet Web site located at the URL www.gifts.com and related on-line gifts business.

         (j) PARI PASSU OBLIGATIONS. The Loans and the obligations of the Borrower to each Lender under this Agreement and the Notes shall be pari passu obligations of the Borrower. If and to the extent either Lender receives funds in payment of Loans in excess of its pro rata share of any payment, such Lender shall immediately upon becoming aware of such overpayment pay the other Lender its portion of the overpayment.

      2. EVENTS OF DEFAULT. If one or more of the following events shall occur:

         (a) Default in the punctual payment in full when due of any principal amount of the loans; or

         (b) Default in the punctual payment in full when due of any amount of interest; or


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         (c) Borrower shall be insolvent or generally cease paying, or be unable to pay, its debts as they become due or shall make any admission in writing to the foregoing effect; or the occurrence of any default or event of default
(after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing debt; or a substantial part of the operations of Borrower shall be suspended; or Borrower shall make an assignment for the benefit of creditors; or Borrower shall commence, as debtor, a case under the Federal Bankruptcy Code as now or hereinafter in effect; or shall commence any proceeding with respect to itself or a substantial portion of its property under any other insolvency, bankruptcy arrangement, reorganization, liquidation, dissolution or similar law; or a court of competent jurisdiction shall enter an order of relief against the Borrower as debtor in a case under the Federal Bankruptcy Code; or a case under the Federal Bankruptcy Code shall be commenced against Borrower or any proceeding under any other insolvency, bankruptcy, reorganization, arrangement, liquidation, dissolution or similar law of the United States shall be commenced against the Borrower or Borrower shall consent to or admit the material allegations against it in any such case or proceeding; or a trustee, receiver or similar officer shall be appointed for all or a substantial part of the property of Borrower and Borrower shall consent thereto;

             (1) Then, upon the happening of any of the foregoing events and at any time thereafter so long as such events shall be continuing, the Lenders, by vote of a majority of the principal amount of the Loans advanced by the Lenders, may by declaration delivered to the Borrower, demand the immediate payment of the Notes, the Loans and all fees and other amounts payable by Borrower hereunder, whereupon the same shall become immediately due and payable; provided that, upon the happening of any event specified in clause (c) above and all obligations under the Notes, the Loans or otherwise shall be immediately due and payable, all without declaration or notice to Borrower. Borrower hereby waives, to the fullest extent permitted by law, (A) all presentations, demands for performance, notices of non-performance, protests, notices of protests, notices of intent to accelerate, notice of dishonor in connection with the Notes or any of the Loans, (B) any requirement of diligence or promptness on the part of the Lenders, (C) any and all notices of every kind or description that may be required by statute or law and any defense of any kind that it may now or hereafter have, and (D) any defense of any kind (except payment) that it may now or hereafter have with respect to its liability under this Agreement or the Notes.

         3. RELATING TO THE LENDERS. All decisions made and all actions taken by the Lenders hereunder shall be taken by decision of the Lenders holding the majority of the unpaid principal amount of the Loans outstanding at the time; provided that, no amendment, waiver or consent by the Lenders shall be made, unless in writing and signed by all of the Lenders, to: (1) increase the commitments of the Lenders to make Loans or subject the Lenders to any additional obligations or (2) reduce the principal amount of or interest on the Notes or any fees due such Lender hereunder. Lenders holding the majority of the unpaid principal amount of Loans may elect to extend the Maturity Date of the Loans to any date they shall determine in their sole discretion; provided that the Maturity Date of the Loans may not be extended beyond the date specified in
Section 1(f) without the consent of both Lenders.

            (a) APPOINTMENT OF AGENT. In order to expedite and facilitate the making of Loans of the administration of this Agreement, RDA is hereby appointed to act as Agent on behalf of the Lenders as hereinafter specified. Domain irrevocably authorizes and


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directs RDA, as Agent, to take such action on its behalf under the terms and provisions of this Agreement and the Notes and to exercise such powers hereunder and thereunder as are specifically delegated to or required of RDA, as Agent, by the terms and provisions of this Agreement, together with such powers as may be reasonably incidental thereto. Domain shall have no authority to take any action with respect to its Notes; all such action shall be taken by RDA as Agent pursuant to this Section 3.


            (b) NATURE OF AGENT'S DUTIES. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither the Agent nor any of its officers, directors, employees or Agents shall be liable for any action taken or permitted to be taken by it hereunder or in connection herewith except to the extent of its or their own gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature and the Agent shall not, by reason of this Agreement or the Notes, have a fiduciary relationship or responsibility to Domain or the Borrower and nothing in this Agreement, expressed or implied, is intended to impose on such Agent any obligations except as expressly set forth herein. The Agent shall be entitled to rely on any note, notice, consent, certificate, affidavit, letter, telegram, telecopy, email, statement, order or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons and, with respect to legal matters, upon the opinion of counsel selected by Agent (including counsel to Borrower). Without limiting the generality of the foregoing, the Agent shall, in the absence of knowledge to the contrary, be entitled to accept any certificate furnished pursuant to this Agreement or the Notes as conclusive evidence of the facts stated therein.

            (c) AGENT IN ITS INDIVIDUAL CAPACITY. RDA, in its individual capacity, shall have the same rights and powers hereunder and under its Note as Domain and shall be entitled to exercise the same as though it were not the Agent.

            (d) DEALINGS WITH BORROWER AND ITS AFFILIATE. Nothing herein shall in any way limit or impair any other relationship of RDA to Borrower, including any affiliation by ownership of a majority of Borrower's outstanding voting stock or otherwise.

         4. MISCELLANEOUS.

            (a) NOTICES. All notices and other communications required or permitted by this Agreement shall be in writing and shall be sent:

         If to Domain to:

                 Domain.com, Inc.
                 c/o StarTek, Inc.
                 100 Garfield Street, 4th Floor
                 Denver, CO  80206
                 Attn:  Chairman
                 Facsimile: (303)-329-9107


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         with a copy to:

                 StarTek, Inc.
                 1250 H Street
                 Greeley, Co. 80631
                 Attention: President and Chief Executive Officer
                 Facsimile: (970) 346-5401

                 and a copy to:

                 Otten, Johnson, Robinson, Neff & Ragonetti, P.C.
                 950 Seventeenth Street, Suite 1600
                 Denver, Colorado  80202
                 Attention:  Karen Barsch, Esq.
                 Facsimile:  (303) 825-6525

         If to RDA to:

                 The Reader's Digest Association
                 Reader's Digest Road
                 Pleasantville, New York 10570-7000
                 Attn: Senior Vice President, Business Planning and Development
                 Facsimile: (914) 238-6932

         with a copy to:

                 The Reader's Digest Association, Inc.
                 Reader's Digest Road
                 Pleasantville, New York 10570-7000
                 Attn:  General Counsel
                 Facsimile: (914) 244-5644

         If to Borrower, to:

                 Good Catalog Company
                 c/o The Reader's Digest Association, Inc.
                 Reader's Digest Road
                 Pleasantville, New York 10570
                 Attn:  Senior Vice President, Business Planning and Development
                 Facsimile:  (914) 238-6932

         with a copy to:

                 The Reader's Digest Association, Inc.
                 Reader's Digest Road
                 Pleasantville, New York 10570
                 Attn:  General Counsel
                 Facsimile:  (914) 244-5644


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         If to RDA in its capacity as Agent to:

                 The Reader's Digest Association
                 Reader's Digest Road
                 Pleasantville, New York 10570-7000
                 Attn: Senior Vice President, Business Planning and Development
                 Facsimile: (914) 238-6932

         with a copy to:

                 The Reader's Digest Association, Inc.
                 Reader's Digest Road
                 Pleasantville, New York 10570-7000
                 Attn:  General Counsel
                 Facsimile: (914) 244-5644


or, in each case, to such other address as any party may from time to time specify in writing to the other parties hereto. All notices and other communications required or permitted by this Agreement shall be deemed to have been duly given if sent to the intended recipient at the proper address determined pursuant to this Section by courier, facsimile transmission or by hand and will be deemed given, unless earlier received, (1) if sent by courier, when recorded on the records of the courier as received by the intended party,
(2) if sent by facsimile, upon transmission if transmitted on a business day of the intended recipient during business hours and in all other cases, on the next business day, and (3) if delivered by hand, on the date of receipt.

            (b) AMENDMENTS AND MODIFICATIONS. This Agreement and the Notes may not be modified or amended except by an instrument in writing signed by the Borrower and each Lender.

            (c) WAIVERS. No failure on the part of the Lenders to exercise and no delay in exercising any right, power or remedy hereunder or under any Note shall operate as a waiver thereof or as any default, nor shall any single or partial exercise by either Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any right, power or remedy. This Agreement and the obligations of the Borrower hereunder are in addition to and not in substitution of any other obligations held by either Lender and shall not effect the rights, remedies or powers of either Lender in respect of any obligations or interest of either Lender. The remedies herein provided are cumulative and are not exclusive of any remedy provided at law.

            (d) BENEFITS. This Agreement shall inure to the benefit of and shall be binding upon the respective successors and assigns to the parties hereto.

            (e) GOVERNING LAW. This Agreement and the Notes shall be governed and construed in accordance with the laws of the State of New York without reference to any conflicts of law principles which would have the substantive law of any other jurisdiction apply to the subject matter hereof. The Lenders and the Borrower irrevocably and unconditionally (i) agree that any suit, action or proceeding against such party arising out of this agreement may be


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brought in any New York State or Federal court sitting in New York, New York or
Westchester County, New York, or any Colorado State or Federal court sitting in City and County of Denver, Colorado, (ii) waive, to the fullest extent such party may effectively do so, any objection which such party may have to laying of venue of any such suit, action or proceeding and (iii) submit to the non-exclusive jurisdiction of such courts in any suit, action or proceeding and agree that any process or notice of motion or other application to any court may be served on such party within or outside such court's territorial jurisdiction by registered or certified mail or by personal service at such party's address set forth above.

            (f) COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts each of which shall be an original and all of which shall constitute but one and the same instrument. A facsimile signature of a counterpart executed copy of this Agreement shall be treated as an original.

            (g) COSTS, ETC. The Borrower shall pay all expenses, including reasonable attorneys fees and costs, in connection with the enforcement of this Agreement and the Notes.



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            Please confirm your agreement to the terms and conditions of this
Agreement by causing a duly authorized officer of the Borrower to execute a counterpart hereof.

                                    Very truly yours,

                                    THE READER'S DIGEST ASSOCIATION, INC.



                                    By:  /s/ Thomas D. Gardner
                                         ---------------------------------------
                                         Name: Thomas D. Gardner
                                         Title: Senior Vice President, Business
                                         Planning and Development


                                    DOMAIN.COM, INC.



                                    By:  /s/ A. Emmet Stephenson, Jr.
                                         ---------------------------------------
                                         Name: A. Emmet Stephenson, Jr.
                                         Title: Chairman and Vice President



AGREED TO THIS 1st
DAY OF NOVEMBER, 1999

GOOD CATALOG COMPANY


By:      /s/ James P. Steffensen
         ---------------------------------------
         Name: James P. Steffensen
         Title: President



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                        Exhibits and Schedules not filed